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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   DECEMBER 8, 2005

                              I/OMAGIC CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                                                 33-0773180
(State or other jurisdiction                                    (IRS Employer
      of incorporation)                                      Identification No.)

                                    000-27267
                            (Commission File Number)

     4 MARCONI, IRVINE, CALIFORNIA                                  92618
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (949) 707-4800


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) On December 8, 2005, the Board of Directors of the Company appointed Dr. William B. Ting as a member of the Board of Directors of the Company. In addition, on December 8, 2005, the Board of Directors of the Company appointed Mr. Ting as a member of the Nominating Committee and the Compensation Committee of the Company.

         Compensation payable to Dr. Ting for his service as a member of the Board of Directors of the Company has been established at $1,500 per board meeting, attended in person or via telephone. No compensation is payable to Dr. Ting as a result of attendance in person or via telephone at meetings of the committees of the Board of Directors of the Company. In addition, Dr. Ting will be reimbursed for certain reasonable and documented expenses in connection with his attendance at meetings of the Board of Directors of the Company and its committees. Dr. Ting is also expected to be a participant in future stock option grants, but no amounts in this regard have been established.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Exhibits.

                  Not applicable.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2005                  I/OMAGIC CORPORATION


                                          By: /S/ STEVE GILLINGS
                                              ----------------------------
                                              Steve Gillings
                                              Chief Financial Officer



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